UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DUKE CAPITAL LLC
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                    51-0282142
(State of Incorporation or Organization)       (IRS Employer Identification No.)

       526 South Church Street
       Charlotte, North Carolina                           28202-1904
(Address of Principal Executive Offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------
                 None                                Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                   Limited Liability Company Member Interests
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

      This registration statement relates to the limited liability company member interests in Duke Capital LLC (the "Registrant"), which represent the only ownership interests in the Registrant. Duke Energy Corporation is the sole member of the Registrant and owns 100% of the limited liability company member interests in the Registrant. For a detailed description of the characteristics of the limited liability company member interests, see the Registrant's limited liability company agreement which is included as Exhibit 3.2 hereto and which is incorporated herein by reference.

Item 2. Exhibits.

      3.1 Certificate of Formation of Duke Capital LLC (incorporated by reference to Exhibit 3.1 to the Duke Capital LLC's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2004).

      3.2 Limited Liability Company Agreement of Duke Capital LLC (incorporated by reference to Exhibit 3.2 to the Duke Capital LLC's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2004).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 11, 2004                           Duke Capital LLC
                                               (Registrant)


                                               By: /s/ Edward M. Marsh, Jr.
                                                   -----------------------------
                                                   Edward M. Marsh, Jr.
                                                   Secretary